Exhibit 10.3
SIXTH AMENDMENT TO
OEM AGREEMENT
     This Sixth Amendment to OEM Agreement (“Amendment”) is made and entered into as of September 28, 2007 (“Amendment Date”), by and between Akorn-Strides, LLC, a Delaware limited liability company, having a principal place of business at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694, United States of America (“A-S”), and Strides Arcolab Limited, a company organized under the laws of India having a principal place of business at Strides House, Bilekahalli, Bannerghatta Road, Bangalore 560 076, India (“Strides”), (each a “Party” and collectively the “Parties”).
RECITALS
     A. A-S and Strides are parties to that certain OEM Agreement dated September 22, 2004, as amended (“Agreement”); and
     B. The Parties desire to further amend the Agreement pursuant to the terms and conditions of this Amendment.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. Definitions. All capitalized terms used herein shall have the same meanings set forth in the Agreement, unless otherwise defined in this Amendment.
2. Pricing. Section 4.3 of the Agreement is deleted in its entirety and replaced with the following:
     “Pricing. A-S’s purchase price for a Product shall be calculated in advance prior to A-S placing the first Purchase Orders therefore, pursuant to this Section 4.3 (“Net Price”). The Net Price for a Product, in each case, shall be calculated by the Parties as that dollar amount that is equal to the Product’s Cost of Production plus twenty percent (20%). The Parties will mutually agree to the dollar amount of the Net Price for each Product according to this Section 4.3 and such Net Price will remain effective until and unless revised as necessary to continue to meet the above Net Price calculation test. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY, A-S IS FREE TO ESTABLISH ITS OWN PRICING FOR SALE OF THE PRODUCTS IN THE TERRITORY.”
3. Counterparts. This Amendment may be executed in several counterparts that together shall be originals and constitute one and the same instrument.
4. Effect. Except as modified above, the Agreement shall remain in full force and effect in accordance with its specific terms.
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     IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Amendment as of the Amendment Date.

Akorn-Strides, LLC		Strides Arcolab Limited

By:	/s/ Arthur S. Przybyl	By:	/s/ Arun Kumar

Name: Arthur S. Przybyl		Name: Arun Kumar
Its: Member Manager		Its: Executive Vice Chairman & MD